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                                  EXHIBIT 24.1





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STATE OF GEORGIA

COUNTY OF CHEROKEE


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, J. David Keller, a Director of L.A. T SPORTSWEAR, INC., a Georgia corporation, do constitute and appoint Isador E. Mitzner and David L. Shelton, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for me in any and all capacities, to sign, on my behalf and in my stead pursuant to the requirements of the Securities Act of 1933, the Registration Statements on Form S-8 for L.A. T SPORTSWEAR, INC., in connection with its 1993 Employee Incentive Plan and Outside Directors Incentive Plan, and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Registration Statements, incorporating such changes as the said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of April, 1996.


                                /s/  J. David Keller
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                                J. David Keller


                                ACKNOWLEDGEMENT

         BEFORE me this 29 day of April, 1996, came J. David Keller, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

                                  /s/ June E. Beasley
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                                 NOTARY PUBLIC

                                 State of  Georgia
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                                 My Commission Expires:

                                 My Commission Expires April 5, 1997
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